AGREEMENT

Effective Date:    December 29, 1997

Between: Nace Resources Inc., having offices at 2323 Sheridan Road, Highland Park, IL 60035 (Nace Resources);

And: Flemington Pharmaceutical Corp. a New Jersey Corporation, having offices at 43 Emery Avenue, Flemington, New Jersey 08822 (Flemington)


Whereas, Flemington is a pharmaceutical company engaged in the development of various products, including a lingual spray having ganaxolone as its active ingredient; and,

Whereas, Nace Resources is a Delaware corporation engaged in the development of businesses, and Nace Resources desires to enter into a Joint Venture to develop, manufacture and market Flemington's ganaxolone lingual spray formulation in the Territory described below; and,

Whereas, Flemington desires to enter into such a Joint Venture with Nace Resources;

Now, Therefore, in consideration of the foregoing, and of the mutual undertakings contained herein, the parties agree as follows:

1.   Definitions.

     a. Product means a lingual spray preparation having ganaxolone as its active ingredient, for treatment of or the prevention of migraine.

     b. Joint Venture means a corporation to be formed to develop and market the product wherein Flemington and Nace Resources are equal owners.

     c. NDA means a New Drug Application for the Product in the USA or other file suitable for registration in the intended country targeted for registration to be prepared jointly by Flemington and by Nace Resources, and filed with the United States Food and Drug Administration (FDA) or other regulatory body as appropriate.

     d. Regulatory approval means approval by the governing regulatory authority in countries designated for registration of the file for the Product, authorizing marketing and sale of the Product within the Territory by the Joint Venture or their subsidiaries, affiliates or sub-licensees.

     e.   Territory means the world.

     f. Gross sales means the gross sales price for Product sold by Flemington, Nace Resources, the Joint Venture or their subsidiaries, affiliates or sub-licensees. Sales shall be deemed to have occurred upon invoicing.

     g. IND means an Investigational New Drug Application to be filed with FDA or other file required for carrying out clinical studies in the country of interest.

     h. Pilot biostudy means a study of approximately eight (8) human volunteers, to be carried out by Flemington, in accordance with a protocol to be agreed upon by Flemington and Nace Resources, for the purpose of preliminarily evaluating the pharmacokinetic profile of the Product.

     i. Trials means studies in human volunteers of the Product for use in supporting an NDA seeking regulatory approval for the Product.

2.   Pilot Biostudy.

     Promptly following execution of this Agreement, Flemington, in consultation with and with the assistance of Nace Resources, shall undertake to arrange for the manufacture of a clinical dosage formulation, accelerated stability study on same and to carry out, monitor and analyze the Biostudy, and prepare a Final Report setting forth the results thereof. A general outline of the design of the Biostudy, and the tasks and responsibilities in connection with it is annexed to this Agreement as Exhibit A. The parties agree that they will share between them the cost of carrying out the biostudy including all ancillary costs. A party incurring shall be reimbursed by the other within 10 days of the presentation of an appropriately documented invoice.

3.   Grant.

     a. During the Term of this Agreement, subject to the terms and conditions set forth herein, the Joint Venture shall have the right to sell and distribute the Product within the Territory, including the right to grant sub-licenses; provided, however, that the grant by the Joint Venture of a sub-license may not be done without both parties consent, which shall not be withheld unreasonably by either party.

     b. The IND and NDA shall be prepared and filed by the Joint Venture or sub-licensee. The trials and other studies such as stability studies to be performed pursuant to the IND, for the purpose of supporting the NDA shall be carried out by the Joint Venture or sub-licensee.

     The anticipated costs for the studies and other work required for registration will be jointly set forth in Exhibit B. The costs are at best an estimate and detailed budgets for each phase of the work will be presented prior to starting that phase for approval. These detailed budgets presented and approved by the Joint Venture will be binding on both parties.

     To the extent the Joint Venture desires, either itself or through a subsidiary, affiliate or sub-licensee, to seek any necessary regulatory approval for the manufacture, marketing and sale of Product in the Territory, it shall be the responsibility of the Joint Venture, its subsidiaries, affiliates or sub-licensees to do so. It is the parties' intent that the approved NDA, or the equivalent regulatory approval in other jurisdictions in the territory, shall continue throughout the Term of the Agreement to be in the sole name of the Joint Venture or sub-licensee.

     c. To the extent the marketing of the Product by the Joint Venture or sub-licensee pursuant hereto requires the Joint Venture or sub-licensee to use or employ any inventions, secret formula(e), secret process(es) or other confidential or secret information of Flemington or Nace Resources, whether or not patented, Flemington and Nace Resources hereby grant the Joint Venture or sub-licensee the right and license to do so, but solely for the purposes, and during the Term, of this Agreement,

     d. The Joint Venture or sub-licensee shall acquire all of its requirements for the Product from a manufacturing operation to be established by the Joint Venture.

     e. Nothing in this agreement shall be construed to grant to the Joint Venture or sub-licensee any right or license to manufacture the Product under any inventions, secret formula(e), secret process(es) or other secret or confidential information owned or controlled by Flemington and/or Nace Resources or its contract manufacturers. The Joint Venture agrees, however, that if a sub-licensee should, in the future, wish to manufacture the Product, the Joint Venture will transfer any necessary technology to the sub-licensee and grant the sub-licensee a license to manufacture the Product, upon mutually satisfactory terms and conditions, including the applicable royalty rate and minimum annual royalties, to be agreed upon by the parties at that time.

4.   Term.

     a. If the results of the Biostudy to be carried out by Flemington and Nace Resources, pursuant to Paragraph 2 above, demonstrate a formulation advantage over existing formulations sufficient to warrant development, Flemington and Nace Resources shall undertake to arrange funding for the further development of this project. Failure of Flemington and Nace Resources to do so within one hundred and eighty (180) days after the presentation by Flemington to Nace Resources of the biostudy report shall cause this Agreement to terminate. Time is of the essence hereof. Following such termination, neither party shall have any further obligation to or rights against the other, with the exception of any rights or obligations which may have vested before such termination, including each party's continuing obligation of confidentiality regarding the other's confidential information. Upon such termination, all information developed in the performance of the Biostudy shall be the sole and exclusive property of Flemington.

     b. If, within said one hundred and eighty (180) days following the date of delivery by Flemington to Nace Resources of the Final Report of the results of the Biostudy, funding for the project has been arranged by Flemington and Nace Resources all of the provisions of this Agreement shall come into force and the parties shall cause the Joint Venture to be created and organized. The Term of this Agreement thereafter shall continue for fifteen (15) years from the date of this agreement, and Nace Resources shall have the right to renew the Term for one or more successive five (5) year extensions by the giving to Flemington Notice to that effect at least one (1) year before the expiration of the initial Term or any subsequent extension thereof. If Nace Resources fails to give Flemington Notice provided for herein, this Agreement shall terminate and neither party shall have any further rights against or duties to the other, except for any rights or obligations which may have vested before or upon such termination, including each party's continuing obligation of confidentiality regarding the other's confidential information. The time limitations for the giving of Notice by Nace Resources to Flemington hereunder are of the essence.

5.   Payments.

     If this Agreement comes into full effect, Flemington and Nace Resources will share all revenues from the project including but not limited to lump-sum milestone payments, moneys in excess of cost for each phase of development, profit from sale of product, royalty payments, etc. on an equal basis (50/50).

6.   Trademarks.

     The parties agree that any trademarks used on the Product are the exclusive property of the Joint Venture or sub-licensee and no other party shall have any rights thereto.

7.   Termination.

     This Agreement, and the rights and obligations of the parties under it (other than those which may have vested before termination), may be terminated:

     a. By written Notice of one party to the other, if the party to which the Notice is directed is in material breach of its obligations under this Agreement, in which case termination shall become effective sixty (60) days after the date of giving Notice, unless the breach has been cured within that period.

     b. If this Agreement was terminated by Flemington pursuant to sub-paragraphs 4a, above, Nace Resources shall, upon the request of Flemington, transfer all registration files to Flemington, and execute any documents necessary to effect such transfer with the applicable regulatory authority, at no cost to Flemington.

     c. If this Agreement is terminated pursuant to subparagraph a, above, after the formation of the Joint Venture the party terminating the agreement shall have the right to purchase the interest of the defaulting party at its liquidation value.

8.   Confidentiality.

     Any and all information, data or know-how received by one party from the other shall be maintained in confidence by the party which receives it. Upon expiration or earlier termination of this Agreement all such information together with any and all writings or copies which may contain it shall be returned to the disclosing party upon request. Failure to request return of any such information shall not be construed as in any way releasing the obligation of the recipient to maintain its confidentiality. The obligation set forth herein shall not apply to information which: (a) the recipient can show by clear and convincing evidence was already known to it before disclosure; (b) is or comes into the public domain through no act or omission of the recipient; (c) becomes known or available through a third party not under any obligation of confidentiality to the recipient; or, (d) is required to be disclosed pursuant to judicial process or order, or the disclosure of which is necessary for Federal or State regulatory approval or compliance.

9.   No Agency.

     Except as may otherwise be expressly authorized in writing, neither party shall have, or hold itself out as having, any power or authority to bind the other.

10.  Assignment.

     Neither this Agreement nor a party's interest in the Join Venture may be assigned by Flemington or Nace Resources, except to a parent, subsidiary or affiliate of Flemington or Nace Resources or to an entity acquiring all or substantially all of Flemington or Nace Resource's assets, without the consent of the other party, which consent shall not be withheld unreasonably.

11.  Notices.

     Any formal notice or communication from one party to the other pursuant to this Agreement (which is not intended by the parties to include ordinary day-to-day business communications) shall be sent by the giver to the receiver in writing via fax, with confirming copies via both ordinary and certified mail.

12.  Force Majeure.

     The performance by either party of any obligation under this Agreement, other than an obligation to pay money, shall be excused for any reason customarily regarded as constituting force majeure.

13.  Amendments.

     This Agreement may only be amended, modified or supplemented by a writing specifically identifying itself as such, which writing must be executed with the same formality as this Agreement. Any party or person asserting that this requirement of a writing for such a purpose was waived orally shall have the burden of proving the fact of such a waiver by clear and convincing evidence.

14.  Indemnification.

     Each party agrees to indemnify the other and hold it harmless from any claim action, suit, proceeding, loss, liability, damage or expense (including, without limitation, reasonable attorney's fees and expenses) arising out of a claim by a third party based upon an act or omission of the indemnifying party.

15.  Arbitration.

     Any dispute between the parties including any dispute as to valuation under
     Section 7c above, shall be resolved by arbitration pursuant to the rules and under the auspices of the American Arbitration Society. The place of arbitration shall be in the Borough of Manhattan, New York City, New York, unless otherwise mutually agreed.

16.  Controlling Law.

     This Agreement will be controlled by and interpreted in accordance with the law of the State of New Jersey.

17.  Benefit.

     This Agreement shall bind and inure to be benefit of the parties and their successors and permitted assigns.

18.  Entire Agreement.

     This Agreement is intended by the parties to be an integrated document and to express their entire agreement regarding its subject matter, earlier or inconsistent statements or expressions, written or oral, as to the subject matter are expressly superseded.

19.  Headings.

     Paragraph headings are for convenience only, and are not a part of this Agreement.

In Witness whereof, the undersigned authorized representatives of the parties have signed this Agreement effective the date set forth above.



Flemington Pharmaceutical Corp.             Nace Resources Inc.


By: /s/ HARRY A. DUGGER                     By: /s/ STUART FUCHS
    ------------------------------              ------------------------------
    Harry A. Dugger                             Stuart Fuchs

Title: President & CEO                      Title: President

Date: December 23, 1997                     Date: December 29, 1997

                               Amendment Number 1


Effective Date:    February 9, 1998

Between: Nace Resources, Inc., 2323 Sheridan Road, Highland Park, Illinois 6035 (Nace);

And: Flemington Pharmaceutical Corp., 43 Emery Avenue, Flemington, New Jersey 08822 (Flemington).



Whereas, the parties are parties to an Agreement dated December 29, 1997, (the Agreement) the subject of which is the development of a product having ganaxolone as its active ingredient formation and the possible formation of a joint venture for that purpose; and,

Whereas, the parties wish to explore possible development of additional products within the structure created by the Agreement, and to amend the Agreement accordingly,

Now, Therefore, in consideration of the foregoing and of the mutual undertakings contained herein, the parties agree as follows:

1. Pursuant to Paragraph 13 of the Agreement, the parties agree that the within Amendment Number 1 (the Amendment) is hereby incorporated into and made a part of the Agreement. All of the terms and conditions contained in the Agreement shall apply to the subject matter of this Amendment as if set forth in full herein.

2. Annexed to this Amendment as an Exhibit (the Candidate List) is a list of pharmaceutical compounds which the parties have an interest in considering for development. It is the parties' expectation that, from time to time, they mutually shall agree upon candidates from such list to investigate for further development through the conduct of a Pilot Biostudy. The selection of each such candidate, from time to time, shall be evidenced by a writing signed by both parties. Upon such selection, as to each candidate, all of the terms and conditions set forth in the Agreement shall come into effect for each such candidate.

     (a) As to each such candidate, if the parties elect to pursue development beyond the Pilot Biostudy stage, the parties shall as part of that decision determine whether the further development and marketing of the candidate shall be accomplished through a then-existing Joint Venture entity of the parties or through a new Joint Venture entity to be created.

3. So long as the Agreement remains in effect, the parties agree that each of them shall only engage in any development activity as to any pharmaceutical compound on the Candidate List through the mechanism, and subject to the terms of, the Agreement, unless they mutually agree, in writing, hereafter to remove a given compound from the Candidate List.

4. Except as modified herein, all of the terms and conditions contained in the Agreement shall continue in effect.


In Witness Whereof, this Amendment Number 1 has been signed by the duly authorized representatives of the parties, effective the date set forth above.



Nace Resources, Inc.                   Flemington Pharmaceutical Corp.



By: /s/ STUART FUCHS                   By: /s/ HARRY A. DUGGER
    ------------------------------         ------------------------------
    Stuart Fuchs                           Harry A. Dugger
    President                              President & CEO

EXHIBIT TO
AMENDMENT
NUMBER 1


Candidate List
--------------

17-Beta Estradiol
(Generic Estrogen)
Seratonin uptake
inhibitors:
  Prozac, Paxil, Zoloft

Vasomax
Viagra
Yohimbine
Cilostazol
L-Arginine
L-Tryptophan
Various Herbal
Products:
Ginsing
Ginko
St. John's Wort
Genestine
(Phytoestrogen)
DHEA
Melatonin
Neuropeptide Y
Cognex
Aricept
Glyburide
Flexeril
Compazine

                               Amendment Number 2


Effective Date:    November 29, 1999

Between: Nace Pharma, LLC, assignee of Nace Resources, Inc., 2323 Sheridan Road, Highland Park, Illinois 6035 (Nace);

And: Flemington Pharmaceutical Corp., 43 Emery Avenue, Flemington, New Jersey 08822 (Flemington).


Whereas, the parties are parties to an Agreement dated December 29, 1997, (the Agreement) the subject of which is the development of a product having ganaxolone as its active ingredient formation and the possible formation of a joint venture for that purpose; and,

Whereas, on February 9, 1998 the parties executed Amendment Number 1 to the Agreement, which amendment, inter alia, added a number of additional compounds to the definition of Product in the Agreement, one of which additional compounds was Estradiol; and

Whereas, the parties wish to modify the time periods in the Agreement as they relate to Estradiol, and,

Whereas, Nace wishes to memorialize Flemington's consent to an assignment of Nace's interest in the Agreement to an affiliated company,

Now, Therefore, in consideration of the foregoing and of the mutual undertakings contained herein, the parties agree as follows:

1. Pursuant to Paragraph 13 of the Agreement, the parties agree that the within Amendment Number 2 (the Amendment) is hereby incorporated into and made a part of the Agreement. All of the terms and conditions contained in the Agreement shall apply to the subject matter of this Amendment as if set forth in full herein.

2. With respect to the Estradiol compound on which the parties have been working, the 180-day period provided for in paragraphs 4(a) and 4(b) are hereby revised to be one year.

3. The assignment by Nace Resources, Inc. of all of its rights, interest and obligations under the Agreement to its affiliated entity, Nace Pharma, LLC, is hereby consented to and approved by Flemington.

4. Except as modified herein, all of the terms and conditions contained in the Agreement and Amendment Number 1 to the Agreement shall continue in effect.

In Witness Whereof, this Amendment Number 2 has been signed by the duly authorized representatives of the parties, effective the date set forth above.



Nace Pharma, LLC                       Flemington Pharmaceutical Corp.



By:                                    By:
    ------------------------------         -------------------------------

                               Amendment Number 3


Effective date:    May 5, 2000

Between:           Nace Pharma, LLC 2323 Sheridan Road,
                   Highland Park, Illinois 6035 (Nace)

And:               Flemington Pharmaceutical Corp., 43 Emery Avenue
                   Flemington NJ 08822


Whereas on February 9, 1998 the parties executed Amendment Number 1 to the agreement of December 29, 1997 adding estradiol to the list of products to be jointly developed and

Whereas the parties wish to modify the time periods in the agreement as they relate to estradiol, now therefore in consideration of the forgoing and of the mutual undertakings herein the parties agree as follows:

With respect to the estradiol compound on which the parties have been working the 180 day period provided for in paragraphs 4(a) and 4(b) are hereby revised to be 18 months.

Except as modified herein, all of the terms and conditions contained in the Agreement and Amendments Numbers 1 and 2 to the agreement shall continue in effect.

In witness whereof, this Amendment Number 3 has been signed by the duly authorized representative of the parties effect the date set forth above.

Nace Pharma LLC                        Flemington Pharmaceutical Corp.



By:                                    By: /s/ HARRY A. DUGGER
    ------------------------------         ------------------------------
                                           Harry A. Dugger